UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 19, 2015

EXTERRAN HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33666	74-3204509
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

16666 Northchase Drive, Houston, Texas	77060
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 836-7000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of Incentive Program for 2015

On February 19, 2015, the compensation committee of our board of directors (the “Committee”) adopted a short-term incentive program (the “2015 Incentive Program”) to provide the short-term cash incentive compensation element of our total direct compensation program for this year.  The Committee set the cash incentive target under the 2015 Incentive Program for each of the following individuals, our named executive officers (the “Named Executive Officers”), as a specified percentage of his base salary:

Executive Officer	Title	2015 Cash Incentive Target (% of base salary)
D. Bradley Childers	President and Chief Executive Officer	110
Jon C. Biro	Senior Vice President and Chief Financial Officer	70
Robert E. Rice	Senior Vice President and President, North America, Exterran Energy Solutions, L.P.	70
Daniel K. Schlanger	Senior Vice President, Sales and Marketing	70
Donald C. Wayne	Senior Vice President, General Counsel and Secretary	65

Each Named Executive Officer’s potential cash incentive payout ranges from 0% to 200% of his target, as may be adjusted by the Committee in its discretion.  In addition, the Committee has the discretion to increase each individual’s actual bonus payment above 200% of his target.

Actual payouts under the 2015 Incentive Program will be based on the Committee’s assessment of our performance for 2015 relative to one or more of the following performance indicators, as well as such other factors or criteria that the Committee in its discretion deems appropriate:

•                  Financial and operational performance, including EBITDA, as adjusted;

•                  Safety, to be assessed by specific corporate, regional and group metrics, including the incident rate for recordable injuries;

•                  Service quality, to be assessed by various regional and group metrics for measuring and enhancing customer service, including equipment service availability; and

•                  People, to be assessed by successful implementation of various regional and group initiatives intended to optimize and enhance our company culture.

The Committee intends to award performance-based short-term incentive compensation under the 2015 Incentive Program based on its assessment of: (1) for all Named Executive Officers, overall company financial and operating performance, including EBITDA, as adjusted, (2) for each Named Executive Officer other than Messrs. Childers and Biro, each officer’s operating unit performance relative to the performance indicators, (3) each Named Executive Officer’s individual contribution toward our company and/or operating unit performance, including his demonstrated leadership and implementation of our business strategy, (4)  the recommendations of our Chief Executive Officer (other than with respect to himself), and (5) any other factors or criteria that the Committee may choose to consider, in its discretion. No specific weight will be given to any of these factors. The Committee has reserved the right to modify the list of performance indicators, as well as target levels of one or more of these indicators, in its discretion based on internal and external developments during the course of 2015.

Notwithstanding the foregoing, if we complete the proposed spin-off of our international services and global fabrication businesses into a separate, publicly traded company (the “Transaction”) during 2015, then the Committee may, in its discretion, (a) assess company and operating unit performance based solely on the performance of the company and its affiliates during 2015 prior to the closing of the Transaction or (b) take into account the performance of the company and its affiliates during 2015 both prior to and after the closing of the Transaction.

Adoption of Performance Unit Award Notice

On February 19, 2015, the Committee adopted a new form of Award Notice and Agreement for Performance Units (the “Performance Unit Award Notice”), which sets forth the terms for grants to officers and employees of performance units with tandem dividend equivalents under the Exterran Holdings, Inc. 2013 Stock Incentive Plan (the “Plan”).  Among other things, the Performance Unit Award Notice provides for (i) notice of the number of units (or cash equivalent) that will be earned and paid if the performance objectives are met at the target level, the performance period, the performance objectives and the vesting schedule of the award, (ii) immediate vesting of the unvested portion of the award in the event of the grantee’s termination of employment as a result of death or disability based upon the performance objectives achieved through the date of such termination (or, if such achievement has not yet been determined, at target), (iii) forfeiture of the unvested award in the event of the grantee’s termination of employment other than for death or disability, unless the Committee directs otherwise, (iv) immediate vesting of the unvested portion of the award in the event of the grantee’s termination of employment without cause, by the grantee for good reason or due to the grantee’s death or disability, in any case, within 18 months following a change of control; and (v) determination by the Committee of the level of performance achieved during the performance period (or, if shorter, through the date of the change in control) based on the performance objectives.  If a change in control occurs prior to the end of the performance period, the Committee has the authority to determine the level of achievement of the performance objectives through the date of such change in control (or, if no determination reasonably can be made, achievement will be deemed to occur at target level).

Following the performance period (or, if earlier, on the date of a change in control), the Committee will certify the level of performance achieved (provided, that if the Transaction is consummated during 2015, then the level of achievement will be 100%) and the number of performance units that become earned (which will equal the target performance units multiplied by the applicable achievement level (or, in the event of the grantee’s death or disability or a corporate change in connection with which the Committee cannot reasonably determine the level of achievement, the target achievement level)).  The Performance Unit Award Notice also provides for (i) payment of the earned performance units that vest, in the Committee’s discretion, in an equivalent number of shares of our common stock or in cash in an amount equal to the fair market value of an equivalent number of shares of our common stock on the vest date (or a combination thereof), and (ii) non-transferability of the award other than in accordance with the terms of the Plan. Awards granted under the Performance Unit Award Notice have a one-year performance period (provided, that if the Transaction is consummated during 2015, then the level of achievement will be 100%)  and time-vest one-third per year over a three-year period, subject to continued service through each vesting date.  Grantees are also entitled to receive payments equal to each dividend we make in respect of the shares of common stock underlying the performance units, payable as and when such dividends are paid generally to our stockholders, except that no such payments will be made prior to the date on which a performance unit satisfies the applicable performance objectives and becomes an earned unit.  The other forms of award notice under the Plan remain unchanged.

The foregoing summary is qualified in its entirety by reference to the Performance Unit Award Notice, a copy of which is filed as Exhibit 10.1 to this Form 8-K and is incorporated in this Item 5.02 by reference.

Item 9.01              Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Form of Exterran Holdings, Inc. Award Notice and Agreement for Performance Units

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTERRAN HOLDINGS, INC.

February 25, 2015	By:	/s/ Jon C. Biro
Jon C. Biro
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Form of Exterran Holdings, Inc. Award Notice and Agreement for Performance Units